Exhibit 99.1

Tessco Reports First-Quarter 2021 Financial Results

COVID-19 Impacts Retail and VAR Markets

Public Carrier Revenues Up 17%

Company Executes on Three-Pillar Strategy to Capitalize on Disruptive Wireless Industry Technologies

HUNT VALLEY, MD, July 27, 2020—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its first quarter ended June 28, 2020.

First-Quarter Highlights:

	First Quarter FY 2021	First Quarter FY 2020	Fourth Quarter FY 2020
Revenue	$119.8M	$130.7M	$128.2M
Loss from operations	($4.9M)	($3.3M)	($19.4M)
Loss per diluted share	($0.54)	($0.29)	($1.65)
EBITDA per diluted share[1]	($0.43)	($0.28)	($2.14)

1 EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

First-Quarter Revenue by Market:

	Year over Year Q1 FY 2021 vs. Q1 FY 2020	Sequential Q1 FY 2021 vs. Q4 FY 2020
Commercial:
Public Carrier	17.2%	(14.6%)
VAR & Integrator	(12.2%)	(4.5%)
Total Commercial	(2.2%)	(8.8%)
Retail	(27.2%)	4.5%
Total	(8.3%)	(6.5%)

“Our number-one priority continues to be the health and safety of our employees, customers and suppliers,” said President and Chief Executive Officer Sandip Mukerjee. “As an essential business, maintaining the integrity of our operations—specifically the continued delivery of our products and services, the sustainability of our supply chain, our liquidity and financial flexibility—is how we can best serve our customers and provide critical equipment and vital services to fill the urgent needs of service providers, emergency responders, and law enforcement.  I am proud of the commitment, determination and resourcefulness our team has shown in rising to the challenges posed by this global pandemic.”

“We took actions to streamline our retail operations in response to the global retail market decline and the impact of COVID-19.  In order to manage the decline in that business, we reduced payroll expenses, renegotiated customer contracts, significantly lowered retail inventory, and tightly managed fulfillment and delivery expenses. In large part due to many of these cost-reduction initiatives, we lowered our total SG&A expense by 16%. In addition, Retail Segment profitability was higher than in each of the two prior sequential quarters. We saw retail revenues trend up as the first quarter progressed, and with several phone launches planned during our second fiscal quarter, we expect a continuation of that trend. We will continue to take actions to improve the profitability of the Retail Segment as we face ongoing macro headwinds.

“We are progressing well on our long-term growth strategy,” said Mukerjee. “The focus of our strategy to drive long-term value for shareholders is our commercial business. Commercial revenues were down slightly year over year, with growth in our Public Carrier market offset by a decline in the VAR and Integrator market. As we expected, our VAR and Integrator market continued to be affected by COVID-19 as we are seeing delayed projects, especially in venues where there was a lack of access, including DAS and Wi-Fi installations and several higher-margin Ventev projects at theme parks. Many state and local governments also reduced spending as a result of the pandemic, and the oil and gas industry continues to be impacted by overall macro-economic conditions. While there is still uncertainty in the VAR & Integrator market due to the pandemic, we are encouraged by growth in the transportation channel, near-term opportunities in education, and opportunities to provide critical communications equipment to help in COVID recovery efforts. Our Ventev products, our engineering capabilities, our tenured sales team and our supply chain services are instrumental to Tessco being the trusted partner for our customers. Our ability to provide this full complement of services to VARs, contractors and private system operators in numerous industries is what differentiates us. Moreover, it represents tremendous growth and profitability opportunities for Tessco. While our VAR and Integrator results do not yet reflect the progress we are making in this market, I strongly believe in our strategy and that the efforts we are making today will produce improved results in this market as the year continues.

“We reported double-digit first-quarter year-over-year growth in the Public Carrier market as a result of our ability to take market share, despite build delays and lower overall capex spend from Tier 1 Carriers due to the pandemic,” added Mukerjee. “We achieved this growth with only limited revenue related to 5G. Even without significant near-term 5G spend, we expect growth in this market to continue in the coming quarters, with additional growth resulting from 5G in calendar year 2021.

“Tessco is uniquely positioned to capitalize on the exponential growth, technological change and resultant complexity that will continue to drive our industry. To capitalize on that opportunity, we have reallocated  capital to our commercial business and are executing on a three-pillar strategy that includes driving growth in our core distribution business, in our high-margin innovative Ventev brand, and in our value-added and managed services offerings. In addition, we continue to make progress on our e-commerce and technology initiatives, including enhancing tessco.com.  Our bolstered management team now combines a strong team of long-tenured individuals with several newly-hired industry veterans with strong track records of success. This team is ready to deliver improved results, and we expect to see overall profitability improve in the second half of this fiscal year. Tessco is providing a unique value proposition for customers as they prepare for seismic changes in the wireless industry,” concluded Mukerjee.

First-Quarter Financial Results

For the fiscal 2021 first quarter, revenues totaled $119.8 million, compared with $130.7 million for the first quarter of fiscal 2020, primarily as a result of lower sales in the Retail Segment.

Gross profit was $18.8 million for the first quarter of fiscal 2021, compared with $25.3 million for the same quarter of fiscal 2020, due to the decline in retail sales and changes in customer mix favoring high-volume, lower-margin customers in the Public Carrier market. Gross margin was 15.7% of revenue for the first quarter of fiscal 2021, compared with 19.3% in the first quarter of last year. The vast majority of this decline is associated with the revenue increase and changes in customer mix in the Public Carrier market.

First-quarter selling, general and administrative (SG&A) expenses decreased 16% from the prior-year first quarter to $23.7 million, primarily related to the reduction in sales and the company’s cost-reduction actions.

First-quarter fiscal 2021 loss before income taxes was $5.0 million, compared with loss before income taxes of $3.5 million in the first quarter of fiscal 2020.

These results, combined with a lower tax benefit this quarter, were the primary drivers in the net loss and loss per share of $4.6 million and $0.54, respectively, for the first quarter of fiscal 2021. This compares with net loss of $2.5 million and loss per share of $0.29, for the prior-year first quarter.

EBITDA and EBITDA loss per share were $3.7 million and $0.43, respectively, for the first quarter of fiscal 2021. This compares with EBITDA and EBITDA loss per share of $2.4 million and $0.28, respectively, for the first quarter of fiscal 2020.

The Company maintains a solid liquidity profile. As of June 28, 2020, the outstanding balance under the Company’s $75 million line of credit was approximately $25 million, flat from the previous quarter.

First-Quarter Conference Call

Management will host a conference call to discuss first-quarter fiscal-year 2021 results and business outlook on Tuesday, July 28, 2020 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in) and reference code #3242319. A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per diluted share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 50,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Loss (Unaudited)

	Fiscal Quarters Ended
	June 28, 2020	June 30, 2019	March 29, 2020

Revenues	$119,813,500	$130,729,300	$128,179,900
Cost of goods sold	100,987,800	105,465,800	111,014,000
Gross profit	18,825,700	25,263,500	17,165,900
Selling, general and administrative expenses	23,734,400	28,096,500	27,493,900
Goodwill impairment	—	—	9,108,600
Restructuring charge	—	488,000	—
Loss from operations	(4,908,700)	(3,321,000)	(19,436,600)
Interest expense, net	110,700	208,700	204,600
Loss before benefit from income taxes	(5,019,400)	(3,529,700)	(19,641,200)
Benefit from income taxes	(388,000)	(1,036,900)	(5,564,500)
Net loss	$(4,631,400)	$(2,492,800)	$(14,076,700)
Basic loss per share	$(0.54)	$(0.29)	$(1.65)
Diluted loss earnings per share	$(0.54)	$(0.29)	$(1.65)
Basic weighted-average common shares outstanding	8,617,803	8,494,168	8,554,348
Effect of dilutive options and other equity instruments	—	—	—
Diluted weighted-average common shares outstanding	8,617,803	8,494,168	8,554,348

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	June 28,	March 29,
	2020	2020
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$900	$50,000
Trade accounts receivable, net	73,854,000	82,868,400
Product inventory, net	69,664,400	69,148,000
Prepaid expenses and other current assets	14,384,900	11,707,500
Total current assets	157,904,200	163,773,900

Property and equipment, net	13,252,300	13,433,700
Intangible assets, net	13,969,600	11,157,400
Deferred tax assets	2,274,400	3,032,500
Lease asset - right of use	13,282,600	13,949,800
Other long-term assets	4,271,600	3,361,400
Total assets	$204,954,700	$208,708,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$75,431,400	$75,512,600
Payroll, benefits and taxes	5,832,900	4,258,300
Income and sales tax liabilities	446,900	450,800
Accrued expenses and other current liabilities	4,107,900	4,244,400
Revolving line of credit	25,346,700	25,563,900
Lease liability, current	2,600,200	2,579,200
Total current liabilities	113,766,000	112,609,200

Non-current lease liability	10,831,700	11,481,100
Other non-current liabilities	899,900	915,700
Total liabilities	125,497,600	125,006,000

Shareholders’ equity:
Preferred stock	—	—
Common stock	102,200	101,400
Additional paid-in capital	65,762,300	65,318,500
Treasury stock	(58,555,000)	(58,496,200)
Retained earnings	72,147,600	76,779,000
Total shareholders’ equity	79,457,100	83,702,700
Total liabilities and shareholders’ equity	$204,954,700	$208,708,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended
	June 28, 2020	June 30, 2019	March 29, 2020

Net income as report	$(4,631,400)	$(2,492,800)	$(14,076,700)
Add:
Provision for income taxes	(388,000)	(1,036,900)	(5,564,500)
Interest expense, net	110,700	208,700	204,600
Depreciation and amortization	1,228,000	960,800	1,155,900
EBITDA	$(3,680,700)	$(2,360,200)	$(18,280,700)
Add:
Stock based compensation	311,900	338,900	231,200
Goodwill impairment	—	—	9,108,600
EBITDA, adjusted	$(3,368,800)	$(2,021,300)	$(8,940,900)

EBITDA per diluted share	(0.43)	(0.28)	$(2.14)
Adjusted EBITDA per diluted share	$(0.39)	$(0.24)	$(1.05)

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Three Months Ended			Growth Rates Compared to
	June 28, 2020			June 30, 2019			Prior Year Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public carrier	$39,255	$—	$39,255	$33,486	$—	$33,486	17.2%	—%	17.2%
VAR and integrators	57,223	—	57,223	65,194	—	65,194	(12.2)%	—%	(12.2)%
Retail	—	23,336	23,336	—	32,049	32,049	—	(27.2)	(27.2)%
Total revenues	$96,478	$23,336	$119,814	$98,680	$32,049	$130,729	(2.2)%	(27.2)%	(8.3)%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public carrier	$3,728	$—	$3,728	$4,253	$—	$4,253	(12.3)%	—%	(12.3)%
VAR and integrators	12,725	—	12,725	15,969	—	15,969	(20.3)%	—%	(20.3)%
Retail	—	2,373	2,373	—	5,042	5,042	—	(52.9)	(52.9)%
Total gross profit	$16,453	$2,373	$18,826	$20,222	$5,042	$25,264	(18.6)%	(52.9)%	(25.5)%
% of revenues	17.1%	10.2%	15.7%	20.5%	15.7%	19.3%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months	Three Months	Growth Rates
	Ended	Ended	Compared to
	June 28, 2020	June 30, 2019	Prior Year Period
Product Revenues
Base station infrastructure	$68,855	$69,069	(0.3)%
Network systems	19,400	22,552	(14.0)%
Installation, test and maintenance	5,462	6,025	(9.3)%
Mobile device accessories	26,097	33,083	(21.1)%
Total revenues	$119,814	$130,729	(8.3)%

Product Gross Profit
Base station infrastructure	$11,418	$14,521	(21.4)%
Network systems	2,133	3,927	(45.7)%
Installation, test and maintenance	766	1,084	(29.3)%
Mobile device accessories	4,509	5,732	(21.3)%
Total gross profit	$18,826	$25,264	(25.5)%
% of revenues	15.7%	19.3%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended			Three Months Ended			Growth Rates Compared to
	June 28, 2020			March 29, 2020			Prior Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public carrier	$39,255	$—	$39,255	$45,948	$—	$45,948	(14.6)%	—%	(14.6)%
VAR and integrators	57,223	—	57,223	59,892	—	59,892	(4.5)%	—%	(4.5)%
Retail	—	23,336	23,336	—	22,340	22,340	—	4.5	4.5%
Total revenues	$96,478	$23,336	$119,814	$105,840	$22,340	$128,180	(8.8)%	4.5%	(6.5)%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public carrier	$3,728	$—	$3,728	$5,078	$—	$5,078	(26.6)%	—%	(26.6)%
VAR and integrators	12,725	—	12,725	14,511	—	14,511	(12.3)%	—%	(12.3)%
Retail	—	2,373	2,373	—	(2,423)	(2,423)	—	(197.9)	(197.9)%
Total gross profit	$16,453	$2,373	$18,826	$19,589	$(2,423)	$17,166	(16.0)%	(197.9)%	9.7%
% of revenues	17.1%	10.2%	15.7%	18.5%	-10.8%	13.4%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three Months	Three Months	Growth Rates
	Ended	Ended	Compared to
	June 28, 2020	March 29, 2020	Prior Period
Product Revenues
Base station infrastructure	$68,855	$76,412	(9.9)%
Network systems	19,400	20,582	(5.7)%
Installation, test and maintenance	5,462	7,027	(22.3)%
Mobile device accessories	26,097	24,159	8.0%
Total revenues	$119,814	$128,180	(6.5)%

Product Gross Profit
Base station infrastructure	$11,418	$15,139	(24.6)%
Network systems	2,133	3,297	(35.3)%
Installation, test and maintenance	766	1,369	(44.0)%
Mobile device accessories	4,509	(2,639)	(270.9)%
Total gross profit	$18,826	$17,166	9.7%
% of revenues	15.7%	13.4%